Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
Frank Martell
203-517-3104
fmartell@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

THIRD QUARTER AND YEAR-TO-DATE 2008 FINANCIAL RESULTS

Year-to-Date Revenues Up 6% to $137.4 Million;

Third Quarter Revenues Down 6% to $41.1 Million

Year-to-Date EBITDA Up 44% to $21.5 Million;

Third Quarter EBITDA Up 1% to $6.4 Million

Year-to-Date Operating Income Up 82% to $13.3 Million;

Third Quarter Operating Income Up 3% to $3.8 Million

Diluted Year-to-Date Cash EPS of $0.45, A More Than Twofold Year-Over-Year Increase; Third Quarter Diluted Cash EPS of $0.13 Up 69% Versus 2007

STAMFORD, Conn., November 10, 2008 – Information Services Group, Inc. (ISG) (NASDAQ: III, IIIIU, IIIIW), an industry-leading, information-based services company, today announced financial results for the third quarter ended on September 30, 2008.

ISG completed the acquisition of TPI, the largest sourcing data and advisory firm in the world, on November 16, 2007.  For the periods prior to the acquisition of TPI, ISG was a special purpose acquisition company and therefore had no operations.  For periods prior to the acquisition, TPI is deemed the accounting predecessor to ISG.  In this release, ISG has presented both GAAP financial results and non-GAAP information for the third quarter and first nine months of fiscal 2008 and 2007.   To ensure appropriate comparability between 2008 and 2007, proforma results have been prepared for the third quarter and first nine months of 2007 on the basis that the acquisition of TPI had occurred on January 1, 2007.

Operating and financial highlights for the third quarter and first nine months of 2008 compared with the same 2007 periods on both a reported GAAP and proforma basis appear below.

Information Services Group, Inc.	t: 203 517 3100
Four Stamford Plaza	f: 203 517 3199
107 Elm Street, Stamford, CT 06902	www.informationsg.com

Third Quarter 2008 Results

ISG reported revenues of $41.1 million during the third quarter of 2008.  ISG had no reported revenue in the third quarter of 2007.  On a proforma basis, ISG third quarter revenues were down $2.8 million (6.4%) from $43.9 million in the third quarter of 2007.  Fee revenues (revenues before client reimbursable expenses) decreased 5.8% year-over-year to $37.9 million compared with proforma third quarter 2007 results.  Revenues from international operations were up 11.4% from proforma third quarter 2007 levels driven by strong demand for ITO strategy and assessments and contract negotiation services in Western Europe and Asia Pacific. Third quarter 2008 revenues in the Americas were down 18.2% from the same prior period levels primarily due to current and prospective clients deferring sourcing decisions in the face of the difficult macro economic outlook.

Reported operating income for the third quarter of 2008 was $3.8 million, up 2.6% from a proforma third quarter 2007 total of $3.7 million.  ISG’s operating income for the three months ended September 30, 2008 was up $4.0 million from a reported operating loss of $0.2 million during the same 2007 period.

Third quarter 2008 earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP measure) totaled $6.4 million (16.9% of fee revenues), an increase of approximately 1% from proforma third quarter 2007 EBITDA levels.  ISG recorded non-cash stock based compensation of $0.5 million during the third quarter of 2008.  There was no stock based compensation during the third quarter of 2007.  For the third quarter of 2007, ISG reported a negative EBITDA of $0.2 million.

ISG successfully increased both operating income and EBITDA during the third quarter of 2008 on the strength of double digit international revenue growth, higher gross margins and general and administrative expense productivity which collectively offset the impact of lower revenues in the Americas and the introduction of non-cash based stock compensation in 2008 which had no 2007 counterpart.

Diluted cash EPS for the third quarter of 2008 aggregated $0.13 compared with proforma diluted cash EPS of $0.08 for the third quarter of 2007.   The 69% increase in diluted cash EPS was principally attributable to higher international revenues, improved profit margins and the impact of ISG’s ongoing share repurchase program offset partially by lower revenues in the Americas and higher income taxes.  Reported diluted EPS for the third quarter 2008 totaled $0.05 versus $0.04 for the same 2007 period.  ISG’s third quarter 2007 reported net income and EPS was generated principally from interest income on the funds raised from the Company’s initial public offering.

Year-to-Date 2008 Results

ISG reported revenues of $137.4 million during the first nine months of 2008.  ISG had no reported revenue in the first nine months of 2007.  On a proforma basis, ISG first nine months revenues were up $7.9 million (+6.1%) from $129.5 million in 2007.  Fee revenue increased 6.5% year-over-year to $126.4 million compared with proforma first nine months 2007 results.  Revenues from international operations were up 21.6% from proforma first nine months 2007 levels driven by strong client demand across all of the Company’s major geographies and industry verticals.  After growing 3.2% during the first six months of 2008, first nine months 2008 revenues in the Americas were down 4.0% compared to the same prior year period primarily due to current and prospective clients deferring sourcing decisions during the third quarter in the face of the difficult macro economic outlook.

Reported operating income for the first nine months of 2008 was $13.3 million, a $6.0 million or 82.0% increase from a proforma first nine months 2007 total of $7.3 million.  ISG’s operating income for the nine months ended September 30, 2008 was up $14.1 million from a reported operating loss of $0.8 million during the same 2007 period.

First nine months 2008 EBITDA totaled $21.5 million (17.0% of fee revenues), an increase of approximately $6.6 million (44.4%) from proforma first nine months 2007 EBITDA of $14.9 million (12.5% of fee revenues).  ISG recorded non-cash stock based compensation of $1.8 million during the first nine months of 2008.  There was no stock based compensation during the first nine months of 2007.  In the first nine months of 2007, ISG reported negative EBITDA of $0.8 million.

Significant increases in both operating income and EBITDA for the first nine months of 2008 resulted primarily from double digit international revenue growth, higher gross margins and general and administrative expense productivity partially offset by the impact of lower Americas revenues, stock based compensation totaling $1.8 million which had no prior year counterpart and public company related expenses which increased from $0.8 million during the first nine months of 2007 to approximately $2.4 million during the first nine months of 2008.

Reported net income for the first nine months of 2008 totaled $5.5 million, up almost four fold (or $4.0 million) from proforma net income of $1.5 million during the same prior year period.  First nine months 2008 net income increased $1.1 million from $4.4 million reported during the first nine months of 2007.

Diluted cash EPS for the first nine months of 2008 aggregated $0.45 compared with proforma diluted cash EPS of $0.16 for the comparable 2007 period.  The almost threefold increase in diluted cash EPS was principally attributable to higher revenues and gross margins as well as the impact of ISG’s share repurchase program offset partially by higher public company costs and income taxes.

Reported first nine months 2008 diluted EPS totaled $0.18 compared with $0.12 in the first nine months of 2007.  ISG’s first nine months 2007 reported net income and EPS was generated principally from interest income on the funds raised from the Company’s initial public offering.

Other Financial and Operating Highlights

ISG cash and cash equivalents aggregated $57.0 million at September 30, 2008, a net increase of $8.5 million from June 30, 2008 and $9.8 million from year end 2007.  These increases were principally attributable to improved operating results partially offset by capital expenditures, VCP related severance, term loan interest and principal repayments and repurchases of ISG securities.  ISG’s total outstanding debt at September 30, 2008 totaled $94.3 million.  During the first nine months of 2008, ISG repurchased 2,573,501 warrants and 157,711 common shares for $2.3 million under its ongoing share repurchase program under a $15 million authorization by its Board on November 14, 2007.

“ISG delivered higher margins and outstanding liquidity levels during the third quarter despite one of the most challenging macro-economic climates in recent memory,” said Michael P. Connors, Chairman and CEO of ISG. “Strong international revenue growth, aggressive management of our costs and a passion for operating productivity allows us to continue to invest significantly in new products and services including TPI Momentum and TPI Governance Services which were recently launched.  These new service offerings as well as the underlying health of our core business will support sustainable organic growth and further margin improvements medium to long term.”

“ISG’s global leadership and robust geographic footprint have positioned us well to manage through the current economic downturn and support our client’s needs to drive business improvements in their key technology and business operations,” Mr. Connors added.

Conference Call

ISG has scheduled a conference call at 2:00 p.m. Eastern Time, Tuesday, November 11, 2008, to discuss the Company’s financial results.  The call can be accessed by dialing 1 (888) 637-7719 or for international callers 001 (913) 312-0975.  The access code is 5426670.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing data and advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of business process improvement, shared services, outsourcing and offshoring.  In addition, TPI Momentum, a business unit of TPI, provides information and insights to outsourcing and offshoring service providers to help them provide enhanced services to their sourcing clients. For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  ISG believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the Company’s performance.

ISG provides EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation and amortization of intangible assets resulting from acquisitions) and cash earnings (defined as net income plus amortization of intangible assets and non-cash stock based compensation) which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of rapid growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of the Company’s revenues; and (14) ability to achieve the cost reduction and productivity improvements contemplated by the previously announced “Value Creation Plan”.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Revenue	$41,123	$—	$137,370	$—
Operating expenses
Direct costs and expenses for advisors	22,771	—	76,827	—
Selling, general and administrative	11,934	—	39,482	—
Depreciation and amortization	2,614	2	7,793	7
Formation and operating costs	—	236	—	775
Operating income (loss)	3,804	(238)	13,268	(782)
Interest income	307	3,394	963	8,649
Interest expense	(1,572)	—	(5,162)	(3)
Foreign currency transaction (loss) gain	(3)	—	405	—

Income before taxes	2,536	3,156	9,474	7,864
Income tax provision	(1,079)	(987)	(3,930)	(3,034)
Net income	1,457	2,169	5,544	4,830
Accretion of trust fund relating to common stock subject to possible conversions	—	(429)	—	(432)
Net income attributable to common stockholders	$1,457	$1,740	$5,544	$4,398

Weighted average shares outstanding:
Basic	31,208	40,430	31,290	36,149
Diluted	31,281	40,430	31,357	36,149

Income per share:
Basic	$0.05	$0.04	$0.18	$0.12
Diluted	$0.05	$0.04	$0.18	$0.12

EBITDA	$6,415		$21,466
Less:
Income taxes	1,079		3,930
Interest expense (net of interest income)	1,265		4,199
Depreciation and amortization	2,614		7,793
Net income	$1,457		$5,544
Plus:
Amortization	2,212		6,636
Non-cash stock compensation	460		1,813
Cash Earnings	$4,129		$13,993

Cash Earnings Per Share:
Basic	$0.13		$0.45
Diluted	$0.13		$0.45

TPI Historical

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2007	2007

Revenue	$43,936	$129,503
Operating expenses
Direct costs and expenses for advisors	26,324	77,465
Selling, general and administrative	11,731	38,642
Depreciation and amortization	529	1,616
Operating income	5,352	11,780
Interest income	52	179
Interest expense	(932)	(2,741)
Foreign currency transaction gain	135	355

Income before taxes	4,607	9,573
Income tax provision	(1,894)	(3,966)
Net income	$2,713	$5,607

Information Services Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Quarter Ended September 30, 2007

(in thousands, except share and per share data)

			Pro-Forma
	ISG	TPI	Adjustments		Combined

Revenue	$—	$43,936			$43,936
Operating expenses
Direct costs and expenses for advisors	—	26,324			26,324
Selling, general and administrative	236	11,731	(597	)(A)	11,370
Depreciation	2	321			323
Amortization	—	208	(208	)(B)	2,212
			2,212	(B)
Operating income (loss)	(238)	5,352	(1,407)		3,707
Interest income	3,394	52	(3,377	)(C)	329
			260	(D)
Interest expense	—	(932)	932	(E)	(2,040)
			(1,905	)(F)
			(135	)(G)
Foreign currency gains	—	135			135

Income (loss) before taxes	3,156	4,607	(5,632)		2,131
Income tax (provision) benefit	(987)	(1,894)	2,253	(H)	(628)
Net income (loss)	$2,169	$2,713	$(3,379)		$1,503

Weighted average shares outstanding:
Basic					39,217
Diluted					47,516

Net income per share:
Basic					$0.04
Diluted					$0.03

Earnings before interest, taxes, depreciation, and amortization (EBITDA)					$6,377
Less:
Income taxes					628
Interest expense (net of interest income)					1,711
Depreciation and amortization					2,535
Net income					$1,503
Plus:
Amortization					2,212
Non-cash stock compensation					—
Cash Earnings					$3,715

Cash Earnings Per Share:
Basic					$0.09
Diluted					$0.08

Notes:

(A) - Adjustment to eliminate salaries and benefits associated with executives who were or will be severed in connection with the acquisition

(B) - Actual amortization for three months of new intangibles, net of intangible amortization prior to the acquisition

(C) - Reduction of interest income earned on trust account

(D) - Interest on ISG residual cash

(E) - Eliminate interest expense on debt not assumed

(F) - Adjust interest to actual rate for the three months

(G) - Amortization of actual debt issue costs for the three months

(H) - Adjust income taxes due to pro forma income adjustments based on the statutory tax rate

Information Services Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended September 30, 2007

(in thousands, except share and per share data)

			Pro-Forma
	ISG	TPI	Adjustments		Combined

Revenue	$—	$129,503	$—		$129,503
Operating expenses
Direct costs and expenses for advisors	—	77,465	—		77,465
Selling, general and administrative	775	38,642	(1,894	)(A)	37,523
Depreciation	7	964	—		971
Amortization	—	652	(652	)(B)	6,252
			6,252	(B)
Operating income (loss)	(782)	11,780	(3,706)		7,292
Interest income	8,649	179	(8,613	)(C)	995
			780	(D)
Interest expense	(3)	(2,741)	2,741	(E)	(6,147)
			(5,728	)(F)
			(416	)(G)
Foreign currency gains	—	355	—		355

Income (loss) before taxes	7,864	9,573	(14,942)		2,495
Income tax (provision) benefit	(3,034)	(3,966)	5,977	(H)	(1,023)
Net income (loss)	$4,830	$5,607	$(8,965)		$1,472

Weighted average shares outstanding:
Basic					39,217
Diluted					47,233

Net income per share:
Basic					$0.04
Diluted					$0.03

Earnings before interest, taxes, depreciation, and amortization (EBITDA)					$14,870
Less:
Income taxes					1,023
Interest expense (net of interest income)					5,152
Depreciation and amortization					7,223
Net income					$1,472
Plus:
Amortization					6,252
Non-cash stock compensation					—
Cash Earnings					$7,724

Cash Earnings Per Share:
Basic					$0.20
Diluted					$0.16

Notes:

(A) - Adjustment to eliminate salaries and benefits associated with executives who were or will be severed in connection with the acquisition

(B) - Actual amortization for nine months of new intangibles, net of intangible amortization prior to the acquisition

(C) - Reduction of interest income earned on trust account

(D) - Interest on ISG residual cash

(E) - Eliminate interest expense on debt not assumed

(F) - Adjust interest to actual rate for the first nine months

(G) - Amortization of actual debt issue costs for the first nine months

(H) - Adjust income taxes due to pro forma income adjustments based on the statutory tax rate